EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 3, 2000, accompanying the consolidated financial statements included in the Annual Report of ONTRACK Data International Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of ONTRACK Data International Inc. on Forms S-8 (File No. 333-18969, effective December 10, 1996 and File No. 333-87873, effective September 27, 1999) and on Form S-3 (File No. 333-87871, effective October 6, 1999).


                                        /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 27, 2000